Exhibit 10.29

Amendment No. 3 to the
Amended and Restated Limited Liability Company Operating Agreement

of

VGG HOLDING LLC

This Amendment No. 3 (this “Amendment”) to the Amended and Restated Limited Liability Company Operating Agreement of VGG Holding LLC, a Delaware limited liability company (the “Company”), is entered into and shall be effective as of October 26, 2007, by and among the Company and the Persons listed as Additional Class B Members on the signature pages hereof (the “Newly Admitted Members”).

WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Operating Agreement, dated as of July 13, 2007, as amended and restated by that certain Amended and Restated Limited Liability Company Operating Agreement, dated as of August 15, 2007, by and among the Persons listed as Class A Members on the signature pages thereof, as amended by Amendment No. 1 to the Amended and Restated Limited Liability Company Operating Agreement, dated September 13, 2007, by and among the Company and the Persons listed as Class B Members on the signature pages thereof, and as further amended by Amendment No. 2 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of September 21, 2007, by and among the Company, TCW/Crescent Mezzanine Partners IV, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Partners IVB, L.P., a Delaware limited partnership, MAC Equity Holdings, LLC, a Delaware limited liability company, and Newstone Capital Partners, L.P., a Delaware limited partnership (the “Operating Agreement”); and

WHEREAS, the Board of Managers of the Company has approved the issuance of Class B Percentage Interests to the Newly Admitted Members and desires to admit the Newly Admitted Members to the Company as Additional Class B Members;

NOW, THEREFORE, in consideration of the mutual agreements made herein, the Company and the Newly Admitted Members hereby agree to amend the Operating Agreement as follows:

1.             Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Operating Agreement.

2.             In accordance with Sections 3.3 and 7.1(a) of the Operating Agreement, effective as of the date hereof, the Newly Admitted Members are hereby admitted to the Company as Additional Class B Members.

3.             Schedule A and Schedule B to the Operating Agreement are hereby amended in the forms annexed hereto to reflect the names, addresses, Capital Contributions, Class A Percentage Interests and Class B Percentage Interests of the Members after the admission of the Newly Admitted Members to the Company.

4.             All other terms of the Operating Agreement shall remain in full force and effect and, by their execution of this Amendment, each Newly Admitted Member makes the representations and warranties set forth in Section 5.2 of the Operating Agreement and agrees to be bound by all of the terms and conditions of the Operating Agreement applicable to the Members.

5.             This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

VGG HOLDING LLC

By:	/s/ Hugh D. Evans
	Name:	Hugh D. Evans
	Title:	Secretary